Exhibit 10.38

March 28, 2000

Mr. Seth Frielich
P.O. Box 296
Sharon, MA  02067

Dear Seth:

         I hope all is well. In preparation for our public offering, we will be operating as a business development corporation, which has its own legal requirements. Accordingly, we will no longer be able to compensate regional representatives with shares of stock in companies who acquire technologies from us.

         Instead of the current 10% equity commission upon the consummation of any successful technology transfer (which results from your efforts), we will now provide you with a $20,000 cash commission upon the successful sale of a UTEK licensed technology.

         If you agree to this new commission program, please sign below and fax back to Carole Mason, CFO, by April 12th, 2000.

         I appreciate all of your efforts to-date and look forward to our continued mutually beneficial relationship.

Very best regards,


/s/  Uwe


Uwe Reischl, Ph.D., M.D.
President

Cc: Sam Reiber


Agreed to:     /s/  Seth D. Frielich                 Date     4/05/2000
          --------------------------------------          ----------------